SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
             of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]   Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]   Definitive Information Statement

                    ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST

                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

                  1) Title of each class of securities to which transaction applies:

                  2) Aggregate number of securities to which transaction applies:

                  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                  4)       Proposed maximum aggregate value of transaction:

                  5)       Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  1) Form, Schedule or Registration Statement No.:

                  2) Amount Previously Paid:

                  3) Filing Party:

                  4) Date Filed:

--------------------------------------------------------------------------------




                   ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST
                 AZL[R] MFS INVESTORS TRUST FUND
           (FORMERLY AZL[R] JENNISON 20/20 FOCUS FUND)

                            5701 GOLDEN HILLS DRIVE
                       MINNEAPOLIS, MINNESOTA 55416-1297
December 14, 2009

Dear Contract Owner:
We are sending you this information statement because you own a variable annuity contract or a variable life insurance contract issued by Allianz Life Insurance Company of North America or Allianz Life Insurance Company of New York. As a contract owner, you are an indirect participant in the AZL Jennison 20/20 Focus Fund. There is no action required on your part.
We want to inform you of changes affecting the Fund; the Board of Trustees of the Allianz Variable Insurance Products Trust has approved a new subadviser and a new name for the Fund.
Effective October 26, 2009, Massachusetts Financial Services Company ("MFS") serves as subadviser to the Fund, replacing Jennison Associates LLC, and the Fund was renamed "AZL MFS Investors Trust Fund." The Board took this action on the recommendation of Allianz Investment Management LLC, the Fund's investment manager. The manager's recommendation was based on several factors, including:

                 *  The volatility of the Fund's past investment performance;
                 * The performance of MFS's portfolio management team in managing a fund that is similar to the Fund;
                 *  The experience of MFS's portfolio management team; and
                 *  The new subadvisory fee schedule.

The Board took this action pursuant to an exemptive order received by the Trust and the manager from the U.S. Securities and Exchange Commission that permits the Board generally to approve a change in the Fund's subadviser, upon recommendation of the manager, without shareholder approval.
Please take the time to review the enclosed information statement which describes these changes to the Fund. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. If you have any questions, please feel free to contact the Allianz Service Center at (800) 624-0197.

                                   Sincerely,

                                   /s/ Jeffrey Kletti


                                   Jeffrey Kletti
                                   Chairman and President
                                   Allianz Variable Insurance Products Trust

                   ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST
                       AZL[R] MFS INVESTORS TRUST FUND
                 (FORMERLY AZL[R] JENNISON 20/20 FOCUS FUND)
                            5701 GOLDEN HILLS DRIVE
                       MINNEAPOLIS, MINNESOTA 55416-1297

                               DECEMBER 14, 2009

                             INFORMATION STATEMENT
INTRODUCTION
This information statement is being provided to you on behalf of the Board of Trustees (the "Board" or the "Trustees") of Allianz Variable Insurance Products Trust (the "Trust") by Allianz Life Insurance Company of North America and Allianz Life Insurance Company of New York (collectively, "Allianz") to owners of certain variable annuity contracts and variable life insurance contracts ("Variable Contracts") issued by Allianz.

At an in-person meeting held on June 10, 2009, the Board considered a recommendation by Allianz Investment Management LLC (the "Manager"), the investment adviser to the AZL Jennison 20/20 Focus Fund (the "Fund"), to
(a) approve a subadvisory agreement (the "MFS Agreement") between the Manager and Massachusetts Financial Services Company ("MFS") whereby MFS would replace Jennison Associates LLC ("Jennison") as subadviser to the Fund; and (b) change the name of the Fund to "AZL MFS Investors Trust Fund." At the June 10 meeting, the Board reviewed materials furnished by the Manager pertaining to MFS and the MFS Agreement and voted unanimously to approve the MFS Agreement, which became effective October 26, 2009.

The Board approved the MFS Agreement without shareholder approval pursuant to an exemptive order issued to the Trust and the Manager by the U.S. Securities and Exchange Commission (the "SEC") on September 17, 2002 (the "Order"). The Order permits the Board, upon the recommendation of the Manager, to hire new subadvisers and to make certain other changes to existing subadvisory agreements, without obtaining shareholder approval.

Pursuant to the terms of the Order, this information statement is being provided to owners of certain Variable Contracts who, by virtue of their ownership of the Variable Contracts, beneficially owned shares of the Fund at the close of business on October 23, 2009. This information statement describes the circumstances surrounding the Board's approval of the MFS Agreement and provides you with an overview of the terms of the MFS Agreement. YOU DO NOT NEED TO TAKE ANY ACTION; THIS STATEMENT IS PROVIDED FOR INFORMATION ONLY.


                      WE ARE NOT ASKING YOU FOR A PROXY,
                 AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

BACKGROUND INFORMATION
ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST (THE "TRUST")
The Trust is a Delaware statutory trust of the series type organized under an Agreement and Declaration of Trust dated July 13, 1999, and is registered with the SEC under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company. The Trust is comprised of 28 separate investment portfolios including the Fund, each of which is, in effect, a separate mutual fund.

Shares of the Fund, which are subject to a 12b-1 distribution fee in the amount of 0.25% of average daily net assets, have been offered since the Fund's inception and are available for certain Variable Contracts that offer the Fund as an investment option. In addition, the Allianz Variable Insurance Products Fund of Funds Trust (the "Allianz FOF Trust") is permitted to invest in shares of the Fund according to the principal investment strategies of each of its series.

Both the Trust and the Allianz FOF Trust currently offer their shares to one or more separate accounts of Allianz as funding vehicles for the Variable Contracts issued by Allianz through the separate accounts. The Trust does not offer its shares directly to the public. Each separate account, like the Trust, is registered with the SEC as an investment company, and a separate prospectus, which accompanies the prospectus for the Trust, describes the Variable Contracts issued through the separate accounts.

DISTRIBUTOR AND ADMINISTRATOR
Citi Fund Services Ohio, Inc. ("CFSO"), whose address is 3435 Stelzer Road, Columbus, Ohio 43219-3035, serves as the Fund's administrator, transfer agent, and fund accountant. Administrative services of CFSO include providing office space, equipment, and clerical personnel to the Fund and supervising custodial, auditing, valuation, bookkeeping, and dividend disbursing services.

Allianz Life Financial Services, LLC ("ALFS"), whose address is 5701 Golden Hills Drive, Minneapolis, Minnesota 55416, has served as the Fund's distributor since August 28, 2007. ALFS is affiliated with the Manager.

ALFS receives 12b-1 fees directly from the Fund, plus a Trust-wide annual fee of $42,500, paid by the Manager from its profits and not by the Trust, for recordkeeping and reporting services. For the fiscal year ended December 31, 2008, the Fund paid ALFS $853,628 in 12b-1 fees.

Pursuant to separate agreements between the Fund and the Manager, the Manager provides a Chief Compliance Officer ("CCO") and certain compliance oversight and filing services to the Trust. Under these agreements the Manager is entitled to an amount equal to a portion of the compensation and certain other expenses related to the individuals performing the CCO and compliance oversight services, as well as $75.00 per hour for time incurred in connection with the preparation and filing of certain documents with the Securities and Exchange Commission. The fees are paid to the Manager on a quarterly basis. For the fiscal year ended December 31, 2008, the Fund paid the Manager administrative and compliance service fees of $14,081.

ALLIANZ INVESTMENT MANAGEMENT LLC (THE "MANAGER")
Pursuant to an investment management agreement originally approved by the Board on April 11, 2001 (the "Investment Management Agreement"), the Manager serves as the Trust's investment manager. Pursuant to a portfolio management agreement dated April 29, 2005, between the Manager and Jennison, Jennison served as the Fund's subadviser until MFS began serving as the Fund's subadviser on October 26, 2009. On April 29, 2005, the Fund's initial sole shareholder, Allianz Life Insurance Company of North America, approved the Investment Management Agreement with the Manager and the portfolio management agreement with Jennison. Subsequent to the approval by the initial sole shareholder, neither the Investment Management Agreement nor the portfolio management agreement between the Manager and Jennison has been required to be submitted for approval by shareholders. The Manager is a registered investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). The Manager is a wholly owned subsidiary of Allianz Life Insurance Company of North America; its principal business address is 5701 Golden Hills Drive, Minneapolis, Minnesota 55416.

The Manager is responsible for the overall management of the Trust and for retaining subadvisers (and sub-subadvisers) to manage the assets of each fund of the Trust according to its investment objective and strategies. The Manager has engaged one or more subadvisers for each fund to act as that fund's investment subadviser to provide day-to-day portfolio management. As part of the Manager's duties to recommend and supervise the Fund's subadviser, the Manager is responsible for communicating performance expectations to the subadviser, evaluating the subadviser, and recommending to the Board whether the subadviser's contract with the Trust should be renewed, modified, or terminated. The Manager regularly provides written reports to the Board describing the results of its evaluation and monitoring functions.

The Fund pays the Manager a fee of 0.75% of average daily net assets, computed daily and paid monthly, for the services provided and the expenses assumed by the Manager pursuant to the Investment Management Agreement. The Manager may periodically elect to voluntarily reduce all or a portion of its fee with respect to the Fund in order to increase the net income of the Fund available for distribution as dividends. In this regard, the Manager has reduced, on a temporary voluntary basis, the management fee to 0.75% on the first $100 million of assets and 0.70% on assets over $100 million. The Manager has also entered into a separate agreement (the "Expense Limitation Agreement") with the Fund pursuant to which the Manager has agreed to waive or limit its fees and to assume other expenses to the extent necessary to limit the total annual operating expenses of the Fund, as a percentage of average daily net assets, to 1.20%, through April 30, 2011.

Section 15(a) of the 1940 Act generally requires that a majority of a fund's outstanding voting securities approve any subadvisory agreement for the Fund. However, the Order permits the Board generally to approve a change in the Fund's subadviser, or to make certain other changes to existing subadvisory agreements, upon the recommendation of the Manager, without shareholder approval. Pursuant to the Order, the Manager may change subadvisers or make certain other changes to existing subadvisory agreements without imposing the costs and delays of obtaining shareholder approval.

INVESTMENT SUBADVISER
REPLACEMENT OF JENNISON WITH MFS
At a meeting held on June 10, 2009, the Board considered a recommendation by the Manager to (a) approve a subadvisory agreement between the Manager and MFS whereby MFS would replace Jennison as subadviser to the Fund; and (b) change the name of the Fund to "AZL MFS Investors Trust Fund." At the meeting on June 10, 2009, the Board reviewed materials furnished by the Manager pertaining to MFS and voted unanimously to approve the MFS Agreement and the new name of the Fund, at an effective date to be selected by officers of the Trust.

MASSACHUSETTS FINANCIAL SERVICES COMPANY, registered as an investment adviser under the Advisers Act, is a Delaware corporation with its principal business address at 500 Boylston Street, Boston, MA 02116. MFS is a subsidiary of Sun Life of Canada (U.S.) Financial Services Holdings, Inc., which in turn is an indirect majority-owned subsidiary of Sun Life Financial Inc., a diversified financial services company. MFS is America's oldest mutual fund organization. MFS and its predecessor organizations have a history of money management dating from 1924 and the founding of the first mutual fund, Massachusetts Investors Trust. Net assets under the management of the MFS organization were approximately $169 billion as of September 30, 2009.
The names and principal occupations of the directors and principal executive officers of MFS are set forth in the following table. The address of each such individual is 500 Boylston Street, Boston, Massachusetts 02116, which is also the mailing address of MFS.

NAME      PRINCIPAL OCCUPATION
Robert C. Director and Chairman of MFS
Pozen
Robert J. Director, Chief Executive Officer, Chief Investment Officer and President of MFS
Manning
Donald A. Director of MFS; Chief Executive Officer of Sun Life Financial Inc. ("Sun Life"); also an Officer and/or Director of
Stewart   various subsidiaries and affiliates of Sun Life
Jon A.    Director of MFS; President of Sun Life Financial Inc.
Boscia
Kevin P.  Director of MFS; President of Sun Life Global Investments, Inc.
Dougherty
Martin E. Executive Vice President and Director of Global Distribution
Beaulieu
Robin A.  Executive Vice President and Chief Operating Officer
Stelmach
Maria F.  Executive Vice President, Chief Regulatory Officer and Chief Compliance Officer
Dwyer
Amrit     Executive Vice President and Chief Financial Officer
Kanwal
Mark N.   Executive Vice President, General Counsel and Secretary
Polebaum


                                       3

David A.  Executive Vice President, Chief Investment Officer of Non-U.S. and Global Equity Investments and Co-Director of Global
Antonelli Research
Michael   Executive Vice President, Chief Investment Officer of U.S. Investments and Co-Director of Global Research
W.
Roberge


T. Kevin Beatty and Nicole M. Zatlyn are the portfolio managers for the Fund and are primarily responsible for the day-to-day management of the Fund. Mr. Beatty, an Investment Officer of MFS, has been employed in the investment area of MFS since 2002. Ms. Zatlyn, an Investment Officer of MFS, has been employed in the investment area of MFS since 2001.

No person who is an officer or trustee of the Trust is an officer, employee, or director of MFS.

MFS currently serves as investment adviser or subadviser for the following funds, each of which is registered with the SEC under the 1940 Act and has an investment objective substantially similar to the investment objective of the Fund. MFS has not waived, reduced or otherwise agreed to reduce its compensation under any applicable contract for these funds.

FUND                                                                  RATE OF MANAGEMENT FEE     NET ASSETS OF FUND AT DECEMBER 31,
                                                                                                                2008
Massachusetts Investors Trust                                                 0.33%                         $2.9 billion
MFS Investors Trust Series (a series of MFS Variable Insurance      0.75% of first $1 billion;              $672 million
Trust)                                                            0.65% in excess of $1 billion
MFS Massachusetts Investors Trust Portfolio                          0.400% on the first $300               $199 million
(a series of SunAmerica Series Trust)                                        million;
                                                                     0.375% on the next $300
                                                                             million;
                                                                     0.350% on the next $300
                                                                             million;
                                                                     0.325% on the next $600
                                                                             million;
                                                                     0.250% in excess of $1.5
                                                                            billion *

*  Subadvisory fee


INVESTMENT SUBADVISORY AGREEMENT
INFORMATION CONCERNING THE MFS AGREEMENT
The MFS Agreement is substantively similar to the portfolio management agreement with Jennison, except for the following changes:

    o A change in the effective date - the Jennison portfolio management agreement was effective April 29, 2005; the MFS Agreement became effective on October 26, 2009, the date on which MFS began managing the assets of the Fund;

    o A change in the termination provisions - the MFS Agreement adds that it may be terminated by the Manager immediately if MFS becomes unable to discharge its duties and obligations under the Agreement or by either the Manager or MFS in the event of any uncured, material breach by the other; and

    o A change in the governing law - the Jennison portfolio management agreement was governed by the laws of the State of Delaware; the MFS Agreement is governed by the laws of the State of Minnesota.

The MFS Agreement requires MFS to perform essentially the same services as those provided by Jennison under the prior portfolio management agreement. Accordingly, the Fund will receive subadvisory services from MFS that are substantially similar to those it received under the Jennison portfolio management agreement.

The MFS Agreement provides that, subject to supervision by the Manager and the Board, MFS is granted full discretion for the management of the assets of the Fund, in accordance with the Fund's investment objectives, policies, and limitations, as stated in the Fund's prospectus and statement of additional information. MFS agrees to provide reports to the Manager and the Board regarding management of the assets of the Fund in a manner and frequency mutually agreed upon.

The MFS Agreement states that MFS will comply with the 1940 Act and all rules and regulations thereunder, the Advisers Act, the Internal Revenue Code, and all other applicable federal and state laws and regulations, and with any applicable procedures adopted by the Board.

The MFS Agreement states that MFS agrees to seek best execution in executing portfolio transactions. In assessing the best execution available for any transaction, MFS will consider all of the factors that it deems relevant, including the price of the security, the financial stability and execution capability of the broker-dealer, and the reasonableness of the commission, if any. In evaluating the best execution available, and in selecting the broker-dealer to execute a particular transaction, MFS may also consider other factors that it deems relevant, including the brokerage and research services provided to the Fund and/or other accounts over which MFS exercises investment discretion. MFS is authorized to pay a broker-dealer that provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commissions another broker-dealer would have charged for effecting that transaction, but only if MFS determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so exercised.

Provided that MFS adheres to the investment objectives of the Fund and applicable law, the MFS Agreement permits MFS to aggregate sale and purchase orders of securities and other investments held in the Fund with similar orders being made simultaneously for other accounts managed by MFS or with accounts of MFS's affiliates, if in MFS's reasonable judgment such aggregation is in the best interest of the Fund. In addition, MFS's services under the MFS Agreement are not exclusive, and MFS is permitted to provide the same or similar services to other clients.

The MFS Agreement provides that MFS is not liable to the Manager, the Fund, the Trust, or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services thereunder or for any losses that are sustained in the purchase, holding, or sale of any security, except (1) for willful misfeasance, bad faith, or gross negligence on the part of MFS or its officers, directors, or employees, or reckless disregard by MFS of its duties under the MFS Agreement; and (2) to the extent otherwise provided in the Securities Act of 1933, the 1940 Act or the Advisers Act.

The duration and termination provisions of the MFS Agreement are substantively the same as those of the subadvisory agreement with Jennison, except as noted above. Both agreements provide for an initial term of two years from the effective date of the agreement. The agreements are then automatically renewed for successive annual terms, provided such continuance is specifically approved at least annually by (1) the Board or (2) by a vote of a majority (as defined in the 1940 Act) of the Fund's outstanding voting securities (as defined in the 1940 Act), provided that in either event the continuance is also approved by a majority of the trustees who are not parties to the agreement or interested persons (as defined in the 1940 Act) of any party to the agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

The MFS Agreement may be terminated at any time without the payment of any penalty, by the Manager or by the Trust upon the vote of a majority of the trustees or by a vote of the majority of the Fund's outstanding voting securities, each upon 60 days' written notice to MFS, or immediately if, in the Manager's reasonable judgment, MFS becomes unable to discharge its duties and obligations under the MFS Agreement. MFS may terminate the MFS Agreement at any time without penalty upon 60 days' written notice to the Trust or the Manager. The MFS Agreement may be terminated either by the Manager or by MFS in the event of any uncured, material breach by the other. The MFS Agreement automatically terminates in the event of its assignment to another party.

The MFS Agreement provides that for the services provided and the expenses assumed by MFS, the Manager (out of its fees received from the Fund, in accordance with the terms of the Investment Management Agreement) will pay MFS a fee based on average daily net assets of 0.375% on the first $250 million, 0.350% on the next $250 million, and 0.325% on assets above $500 million. The subadvisory fee is accrued daily and paid to MFS monthly. The portfolio management agreement with Jennison provided for a fee based on average daily net assets of 0.55% on the first $100 million, 0.45% on the next $400 million, 0.40% on the next $500 million, and 0.35% on assets above $1 billion.

ADVISORY AND SUBADVISORY FEES
For the fiscal year ended December 31, 2008, the Manager earned $2,560,884 from the Fund under the Investment Management Agreement, which amount includes $0 of prior expenses waived by the Manager under the Expense Limitation Agreement that were recouped during the same period.

For the fiscal year ended December 31, 2008, Jennison received $1,641,668 for subadvisory services to the Fund. If the MFS Agreement had been in effect during the same period, MFS would have received $1,261,436 for subadvisory services to the Fund. This amount would have been 76.8% of the amount received by Jennison for the same period. The lower subadvisory fee rate payable under the MFS Agreement will not reduce the fees and expenses expected to be paid by the Fund's shareholders.

BOARD CONSIDERATION OF THE MFS AGREEMENT
At an "in person" meeting held on June 10, 2009, the Board considered the Manager's recommendation that MFS replace Jennison as the Fund's subadviser. At the meeting, the Trustees reviewed materials furnished by the Manager pertaining to MFS and approved the MFS Agreement which became effective October 26, 2009.

The Manager, as investment manager of all of the outstanding series of the Trust, is charged with researching and recommending subadvisers for the Trust. The Manager has adopted policies and procedures to assist it in analyzing each subadviser with expertise in a particular asset class for purposes of making the recommendation that a specific subadviser be selected. The Board reviews and considers the information provided by the Manager in deciding which investment advisers to approve. After an investment adviser becomes a subadviser, a similarly rigorous process is instituted by the Manager to monitor the investment performance and other responsibilities of the subadviser.

As part of its ongoing obligation to monitor and evaluate the performance of the Fund's subadvisers, during the spring of 2009, the Manager reviewed and evaluated Jennison's management of the Fund. The Manager's review and evaluation of Jennison focused on the volatility of the Fund's investment performance.

The Board, including a majority of the independent Trustees, with the assistance of independent counsel to the independent Trustees, considered whether to approve the MFS Agreement in light of its experience in governing the Trust and working with the Manager and the subadvisers on matters relating to the mutual funds that are outstanding series of the Trust. The independent Trustees are those Trustees who are not "interested persons" of the Trust within the meaning of the 1940 Act, and are not employees of or affiliated with the Fund, the Manager, Jennison, or MFS. At least annually, the Board receives from experienced counsel who are independent of the Manager a memorandum discussing the legal standards for the Board's consideration of proposed investment advisory or subadvisory agreements. In its deliberations, the Board considered all factors that the Trustees believed were relevant. The Board based its decision to approve the MFS Agreement on the totality of the circumstances and relevant factors, and with a view to past and future long-term considerations. The Board approved the termination of the subadvisory agreement with Jennison and determined that the MFS Agreement was reasonable and in the best interests of the Fund, and approved MFS as the Fund's new subadviser. The Board's decision to approve the MFS Agreement reflects the exercise of its business judgment on whether to approve new arrangements and continue existing arrangements. In reaching this decision, the Board did not assign relative weights to factors discussed herein, or deem any one or group of them to be controlling in and of themselves.

A rule adopted by the SEC under the 1940 Act requires a discussion of certain factors relating to the selection of investment managers and subadvisers and the approval of advisory and subadvisory fees. The factors enumerated by the SEC in the rule are set forth below in italics followed by the Board's conclusions regarding each factor.

(1) The nature, extent, and quality of services provided by the Subadviser. In deciding to approve MFS, the Board considered the experience and track record of MFS, and its portfolio management team to be involved with the Fund. The Board also considered MFS's investment philosophy and process, particularly in the large cap core area. The Board determined that, based upon the Manager's report, the proposed change to MFS as the subadviser would likely benefit the Fund and its shareholders.

In reviewing various other matters, the Board concluded that MFS was a recognized firm capable of competently managing the Fund; that the nature, extent and quality of services that MFS could provide were at a level at least equal to the services that could be provided by Jennison, that the services contemplated by the MFS Agreement are substantially similar to those provided under the portfolio management agreement with Jennison; that the MFS Agreement contains provisions generally comparable to those of other subadvisory agreements for other mutual funds; that MFS was staffed with qualified personnel and had significant research capabilities; and that the investment performance of MFS in the large cap core area, as discussed in (2) below, was at least satisfactory.

(2) The investment performance of the Subadviser. The Board received information about the performance of MFS in managing a large cap core fund which is generally comparable to the Fund. The performance information, which covered the five years ending March 31, 2009, included (a) absolute total return, (b) performance versus an appropriate benchmark, and (c) performance relative to a peer group of comparable funds. Such performance information for the comparable fund managed by MFS was net of fees. The Board noted, for example, that MFS outperformed the benchmark for each of the one-year, two-year, three-year, four-year, and five-year periods ending March 31, 2009. The Board also received information, covering the five-year period ending March 31, 2009, demonstrating that the performance of the comparable MFS large cap core fund was achieved at reduced levels of risks, as measured by standard deviation, beta and tracking error.

(3) The costs of services to be provided and profits to be realized by MFS from its relationship with the Fund. The Board compared the fee schedule in the MFS Agreement to the fee schedule in the then existing Jennison portfolio management agreement. The Board noted that the fee schedule in the MFS Agreement requires that the Manager pay MFS an annual fee on average daily net assets of 0.375% on the first $250 million, 0.350% on the next $250 million, and 0.325% on assets above $500 million, compared to the following fee payable to Jennison: of 0.55% on the first $100 million, 0.45% on the next $400 million, 0.40% on the next $500 million, and 0.35% on assets above $1 billion. The Board noted that the fee schedule in the MFS Agreement was the result of arm's length negotiations between the Manager and MFS. Based upon its review, the Board concluded that the fees proposed to be paid to MFS were reasonable. The Manager also reported that the Fund's total expense ratio (which includes management fees and operating expenses) was in the 63[rd] percentile in the category of large cap blend funds, as of December 31, 2008. As of June 10, 2009, MFS had not begun to act as the subadviser to the Fund, and no estimated profitability information for acting as subadviser to the Fund was received.

(4) and (5) The extent to which economies of scale would be realized as the Fund grows, and whether fee levels reflect these economies of scale. The Board noted that the fee schedule in the MFS Agreement contains breakpoints that reduce the fee rate on assets above $250 million, as described in (3) above. The Trustees also noted that assets in the Fund as of December 31, 2008, were approximately $272 million. The Board considered the possibility that MFS may realize certain economies of scale as the Fund grows larger. The Board noted that in the fund industry as a whole, as well as among funds similar to the Fund, there is no uniformity or pattern in the fees and asset levels at which breakpoints, if any, apply. Depending on the age, size, and other characteristics of a particular fund and its manager's cost structure, different conclusions can be drawn as to whether there are economies of scale to be realized at any particular level of assets, notwithstanding the intuitive conclusion that such economies exist, or will be realized at some level of total assets. Moreover, because different managers have different cost structures and models, it is difficult to draw meaningful conclusions from the breakpoints that may have been adopted by other funds. The Board also noted that the advisory agreements for many funds do not have breakpoints at all.

The Trustees noted that the Manager has agreed to temporarily "cap" Fund expenses at certain levels, which could have the effect of reducing expenses as would the implementation of advisory/subadvisory fee breakpoints. The Manager has committed to continue to consider the continuation of fee "caps" and/or additional advisory/subadvisory fee breakpoints as the Fund grows larger. The Board receives quarterly reports on the level of Fund assets. At an in-person meeting held on October 28, 2009, as part of the Board's annual contract consideration process, the Board reapproved the MFS Agreement through December 31, 2010. The Board expects to consider whether or not to reapprove the MFS Agreement at a meeting to be held prior to December 31, 2010, and will at that time, or prior thereto, consider: (a) the extent to which economies of scale can be realized, and (b) whether the subadvisory fee schedule should be modified to reflect such economies of scale, if any.

Having taken these factors into account, the Trustees concluded that the fee schedule in the MFS Agreement was acceptable.

BROKERAGE TRANSACTIONS
During the fiscal year ended December 31, 2008, the Fund paid aggregate brokerage fees of $988,079.

AFFILIATED BROKERAGE COMMISSIONS
During the fiscal year ended December 31, 2008, the Fund paid approximately $11,265 in commissions to Affiliated Brokers (all to Wachovia), which was 1% of the amount of aggregate brokerage fees paid by the Fund during that period. As defined in rules under the Securities Exchange Act of 1934, an "Affiliated Broker" is a broker that is affiliated with the Fund, the Manager, or the subadviser.

RECORD OF OUTSTANDING SHARES
The number of shares of the Fund outstanding at the close of business on October 23, 2009, is listed in the table below.

The officers and trustees of the Trust cannot directly own shares of the Fund and they cannot beneficially own shares of the Fund unless they purchase Variable Contracts issued by Allianz. At October 23, 2009, the officers and trustees of the Trust as a group beneficially owned less than one percent of the outstanding shares of the Fund.

In addition to directly owning shares of the Fund, Allianz and its separate accounts own shares of the Fund indirectly through ownership of shares of the Allianz FOF Trust, which is permitted to invest in shares of the Fund. Accordingly, Allianz, directly and indirectly through its separate accounts, was the only shareholder of the Fund at October 23, 2009.

To the best knowledge of the Fund, no person other than Allianz, owned, of record or beneficially, 5% or more of the outstanding shares of the Fund at October 23, 2009. Information relating to direct ownership in the Fund by Allianz is provided below:

                                                                         AT OCTOBER 23, 2009
FUND                                 SHARES      ALLIANZ LIFE INSURANCE COMPANY OF    ALLIANZ LIFE INSURANCE COMPANY       FOF
                                   OUTSTANDING  NORTH AMERICA (SHARES / PERCENT OF   OF NEW YORK (SHARES / PERCENT OF TRUST(SHARES
                                                        SHARES OUTSTANDING)                SHARES OUTSTANDING)        / PERCENT OF
                                                                                                                         SHARES
                                                                                                                      OUTSTANDING)

                                    27,709,640          21,014,913 / 75.8%                    862,939 / 3.1%           5,831,787 /
AZL MFS Investors Trust Fund                                                                                              21.1%
(prior to 10/26/2009, the AZL
Jennison 20/20 Focus Fund)



REPORTS AVAILABLE
THE FUND WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS MOST RECENT ANNUAL REPORT TO SHAREHOLDERS AND ITS MOST RECENT SEMI-ANNUAL REPORT TO SHAREHOLDERS TO A VARIABLE CONTRACT OWNER UPON REQUEST. SUCH REQUESTS SHOULD BE DIRECTED TO ALLIANZ VIP TRUST, 3435 STELZER ROAD, COLUMBUS, OHIO 43219, IF MADE BY MAIL, AND TO 877-833-7113, IF MADE BY TELEPHONE.

To reduce expenses, only one copy of this Information Statement or the Trust's annual report and semi-annual report, if available, may be mailed to households, even if more than one person in a household is a shareholder. To request additional copies of this information statement or the annual report or semi-annual report, or if you have received multiple copies but prefer to receive only one copy per household, please call the Trust at the above telephone number. If you do not want the mailing of these documents to be combined with those for other members of your household, please contact the Trust at the above address or phone number.

SHAREHOLDER PROPOSALS
The Trust is not required to hold annual meetings of shareholders. Since the Trust does not hold regular meetings of shareholders, the anticipated date of the next meeting of shareholders cannot be provided. Any shareholder proposal that may properly be included in the proxy solicitation material for a meeting of shareholders must be received by the Trust no later than 120 days prior to the date proxy statements are mailed to shareholders.